Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

 We consent to the incorporation by reference in the Registration Statement (Form S-8) of Sapiens International Corporation N.V., dated September 27, 2016 of our reports, dated March 27, 2016, with respect to the consolidated financial statements and the internal control over financial reporting, of Sapiens International Corporation N.V., included in its Annual Report (Form 20-F) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

Yours Truly,

/s/ KOST FORER GABBAY & KASIERER

September 27, 2016	KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	A Member of EY Global